Exhibit 2.8

                           PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of February 25, 1998, is made by WLR FOODS, INC., a corporation organized under the laws of the Commonwealth of Virginia (the "Pledgor"), in favor of FIRST UNION NATIONAL BANK, a national banking association, as Collateral Agent (the "Collateral Agent") for the ratable benefit of itself and the financial institutions (the "Secured Parties") as are, or may from time to time become, parties to one or more of the Intercreditor Agreement and the Credit Agreements (as hereinafter defined).

                         BACKGROUND STATEMENT

     A. Pursuant to the terms of the Revolving Credit Agreement and the Term Loan Agreement each dated as of February 25, 1998 (as amended, restated, modified or otherwise supplemented, the "Bank Credit Agreements"), by and among the Pledgor, Cassco Ice & Cold Storage, Inc., Wampler Foods, Inc., Wampler Supply Company, Inc. and Valley Rail Service, as borrowers (collectively, the "Obligors," and each of the Obligors individually, an "Obligor"), the Bank Lenders and the Collateral Agent, the Bank Lenders have agreed to extend and/or restructure certain loans to the Obligors as more fully described therein.

     B. Pursuant to the terms of a Note Purchase Agreement dated as of February 25, 1998 (as amended, restated, modified or otherwise supplemented, the "Note Agreement," and, together with the Bank Credit Agreements, the "Credit Agreements") by and among WLR Foods, Inc., as borrower, and the remaining Obligors, as guarantors, the Note Lenders (as defined in the Intercreditor Agreement) have agreed to extend and/or restructure certain credit accommodations to the Obligors as more particularly described therein.

     C. As of the date hereof, the Secured Parties and the Obligors have entered into that certain Collateral Agency and Intercreditor Agreement (the "Intercreditor Agreement") to, among other things, set forth the relative rights of the Secured Parties with respect to the Pledged Stock (hereinafter defined) and the other Collateral described therein.

     D. The Obligors comprise one integrated financial enterprise, and any loans made to any of them individually will inure, directly or indirectly, to the benefit of all of them.

     E. The Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the certain
Subsidiaries as specified on Schedule I attached hereto and incorporated herein by reference (singly, the "Issuer," and, collectively, the "Issuers").

     F. To induce the Secured Parties and the Collateral Agent to provide and to continue to provide financial accommodations under the
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Credit Agreements, and as a condition to the making of future loans thereunder, the Secured Parties require that the Pledgor execute and deliver this Pledge Agreement with the Pledged Stock to the Collateral Agent to secure the "Secured Obligations" (as hereinafter defined).

     Now, THEREFORE, in consideration of the foregoing Background
Statement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Terms defined in the Security Agreement and not otherwise defined herein, when used in this Pledge Agreement including its preamble and recitals, shall have the respective meanings provided for in the Security Agreement. The following additional terms, when used in this Pledge Agreement, shall have the following meanings:

     "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

     "Collateral" means the Stock Collateral.

     "Lien" shall have the meaning assigned thereto in Credit
Agreements.

     "Material Adverse Effect" shall have the meaning assigned thereto in Credit Agreements.

     "Material Contract" shall have the meaning assigned thereto in Credit Agreements.

     "Pledge Agreement" means this Pledge Agreement, as amended or modified.

     "Pledged Stock" means the shares of capital stock of each Issuer listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to the Pledgor while this Pledge Agreement is in effect.

     "Proceeds" means all "proceeds" as such term is defined in
Section 9-306(l) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon, proceeds of sale thereof or distributions with respect thereto.

     "Secured Obligations" means the Secured Obligations as defined in the Intercreditor Agreement, and any renewals or extensions of the Secured Obligations.

     "Stock Collateral" means the Pledged Stock and all Proceeds therefrom.
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     "Subsidiary" means as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Pledgor.

     2. Pledge and Grant of Security Interest. The Pledgor hereby delivers to the Collateral Agent, for the ratable benefit of the Collateral Agent and the Secured Parties, all the Pledged Stock and hereby grants to the Collateral Agent, for the ratable benefit of the Collateral Agent and the Secured Parties, a security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

     3. Powers; Register of Pledge. Concurrently with the delivery to the Collateral Agent of any certificate representing any Pledged Stock, the Pledgor shall deliver an undated power covering such certificate, duly executed in blank by the Pledgor with, if the Collateral Agent so requests, signatures guaranteed.

     4. Representations and Warranties. To induce the Collateral Agent and the Secured Parties to execute the Credit Agreements and make any Loans and to accept the security contemplated hereby, the Pledgor hereby, represents and warrants that:

          (a) the Pledgor has the corporate power, authority and legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral
     pursuant to, this Pledge Agreement and has taken all   necessary
     corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Pledge Agreement;

          (b) this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement cf creditors' rights generally and by the availability of equitable remedies;

          (c) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any
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     Applicable Law or contractual obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Applicable Law or contractual obligation, except as contemplated hereby;

          (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor or any Issuer), is required in connection with the execution, delivery, performance, validity or enforceability against the Pledgor of this Pledge Agreement, except (i) consents which have been obtained and which remain in full force and effect, (ii) as may be required in connection with the disposition of the Pledged Stock by laws affecting the offering and sale of securities generally, and (iii) filings under the Code;

          (e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues (i) with respect to this Pledge Agreement or any of the transactions contemplated hereby or (ii) which could reasonably be expected to have a Material Adverse Effect;

          (f) the shares of Pledged Stock listed on Schedule I constitute all the issued and outstanding shares owned by the Pledgor of all classes of the capital stock of each of the Issuers;

          (g) all the shares of the Pledged Stock have been duly and validly issued and are fully paid;

          (h) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I, free of any and all Liens or options in favor of, or claims of, any other person, except the Lien created by this Pledge Agreement; and

          (i) upon (i) delivery to the Collateral Agent of the stock certificates evidencing the Pledged Stock, and (ii) filing of UCC-1 financing statements in the appropriate filing offices, the Lien granted pursuant to this Pledge Agreement will constitute a valid Lien on the collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any of the Collateral from the Pledgor.

     5. Certain Covenants. The Pledgor covenants and agrees with the Collateral Agent for the ratable benefit of itself and the Secured Parties that, from and after the date of this Pledge Agreement until
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the Secured Obligations are paid in full and the Commitments are terminated:

          (a) If the Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Collateral, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Pledgor to the Collateral Agent, if required, together with an undated power covering such certificate duly executed in blank by the Pledgor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of any Issuer shall be held by the Collateral Agent as additional collateral security for the Secured Obligations.

          (b) Without the prior written consent of the Collateral Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Collateral Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

          (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note,
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

     other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Pledge
     Agreement.

          (d) The Pledgor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

          (e) On or prior to the formation or acquisition of any Subsidiary of the Pledgor, the Pledgor agrees to execute such amendments and supplements to this Pledge Agreement, including, without limitation, the Pledge Agreement Supplement attached hereto, and such other documents and instruments and to take any and all actions, all as shall be necessary, in the reasonable judgment of the Collateral Agent, to pledge the Pledgor's interest therein to the Collateral Agent for the ratable benefit of itself and the Secured Parties.

     6. Cash Dividends and Distributions; Voting Rights. Unless an Event of Default shall have occurred and the Collateral Agent shall have given notice to the Pledgor of the Collateral Agent's intent to exercise its rights pursuant to Paragraph 8 below, the Pledgor shall be permitted to receive all cash dividends and shareholder distributions paid in accordance with the terms of the Credit Agreements in respect of the Collateral and to exercise all voting and corporate rights, as applicable, with respect to the Collateral; provided, that no vote shall be cast or corporate right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreements, the Notes, any other Transaction Documents or this Pledge Agreement.

     7.   Rights of the Collateral Agent.

     (a) If an Event of Default shall occur and the Collateral Agent shall give notice of its intent to exercise such right to the Pledgor,
(i) the Collateral Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Secured Obligations in the order set forth in Section 7 of the Intercreditor Agreement and (ii) all shares of the Pledged Stock shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the applicable Issuer, and (B) any and all rights of conversion, exchange,
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subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the applicable Issuer or, or upon the exercise by the Pledgor or the Collateral Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (b) The rights of the Collateral Agent and the Secured Parties hereunder shall not be conditioned or contingent upon the pursuit by the Collateral Agent or any Secured Party of any right or remedy against the Pledgor or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Collateral Agent nor any Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Collateral Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     8. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, and upon the request of the Required Secured Parties, the Collateral Agent shall, exercise on behalf of itself and the Secured Parties, all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, and in addition thereto, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing with regard to the scope of the Collateral Agent's remedies, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board
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

or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the payment in whole or in part of the Secured Obligations, in the order set forth in the Intercreditor Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Code, need the Collateral Agent account for the surplus, if any, to the Pledgor. To the extent permitted by Applicable Law, the Pledgor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least (10) Business Days prior to such sale or other disposition (or one (1) day notice by telephone with respect to Collateral that is perishable or threatens to decline rapidly in value and for Collateral which is marketable securities). To the extent permitted by Applicable Law, the Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

     9.   Registration Rights; Private Sales.

          (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Paragraph 9 hereof, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will, to the extent the Issuer is a Subsidiary of the Pledgor, cause and, to the extent the Issuer is not a Subsidiary of the Pledgor, use its best efforts to cause, the applicable Issuer to (i) execute and deliver, and cause the directors and officers of the applicable Issuer, to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of
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the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the applicable Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act; provided, that such Issuer shall not for any such purpose be required (A) to qualify as a dealer in securities, (B) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this
Section 9(a) be obligated to be so qualified, (C) to consent to general service of process in any such jurisdiction or (D) to subject itself to taxation in any such jurisdiction.

     (b) The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and agrees that a determination of whether any such private sale shall be deemed to have been made in a commercially reasonable manner shall not in any event be based on such circumstances. The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the applicable Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the applicable Issuer would agree to do so.

     (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Paragraph 9 valid and binding and in compliance with any and all other Applicable Laws. The Pledgor further agrees that a breach of any of the covenants contained in this Paragraph 9 will cause irreparable injury to the Collateral Agent and the Secured Parties not compensable in damages, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Paragraph 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense
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that no Event of Default has occurred under the Credit Agreements.

     10. Amendments, etc. With Respect to the Secured Obligations. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Secured Obligations made by the Collateral Agent or any Secured Party, may be rescinded by the Collateral Agent, and any of the Secured Obligations continued, and the Secured Obligations, or the liability of the Pledgor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Collateral Agent, and the Credit Agreements, the Notes, any other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Secured Parties (or the Required Secured Parties, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Collateral Agent for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Secured Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon this Pledge Agreement; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Pledgor, on the one hand, and the Collateral Agent and the Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgor with respect to the Secured Obligations.

     11. Limitation on Duties Regarding Collateral. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or
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shall be under any obligation to sell or otherwise dispose of any
Collateral upon the request of the Pledgor or otherwise.

     12. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

     13. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     15. No Waiver; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Paragraph 17 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumula-tive, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     16. Waivers. Except as otherwise expressly provided herein, Pledgor, on its behalf and on behalf of its respective successors and assigns, hereby waives presentment, demand, notice, protest and all other demands and notices in connection with this Agreement, with the enforcement of Collateral Agent's rights hereunder or with any of the Secured Obligations or the Collateral; waives all rights to require a marshalling of assets by Collateral Agent; and consents to and waives notice of (i) the granting of renewals, extensions of time for payment or other indulgences to the Borrower or the Pledgor, (ii) substitution, release or surrender of the Collateral, (iii) the addition or release of persons primarily or secondarily liable on any of the Secured Obligations, (iv) the acceptance of partial payments on any of the Secured Obligations or the Collateral and/or the settlement or compromise thereof. The rights of Collateral Agent hereunder shall
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not be affected by (i) any extension, renewal, acceleration, indulgence, settlement, compromise or any other change in the time of payment or the terms of any of the Secured Obligations or any part thereof; (ii) the release or substitution of any party primarily or secondarily liable respecting any of the Secured Obligations or any part thereof; (iii) the taking and holding of additional security, other than the Collateral, for the Secured Obligations or any part thereof, or the exchange, enforcement, waiver or release of the Collateral or any part thereof or any other security for the Secured Obligations. Except as otherwise expressly provided herein, Pledgor hereby further waives any right it may have under the constitution of the State of New York (or under the constitution of any other state in which the Collateral may be located), or under the Constitution of the United States of America, to notice or to a judicial hearing prior to the exercise of any right or remedy provided by this Pledge Agreement by Collateral Agent and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. Pledgor's waivers under this Section have been made voluntarily, intelligently and knowingly and after Pledgor has been apprised and counseled by its attorneys as to the nature thereof and their possible alternative rights. No delay or omission on the part of Collateral Agent in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion. No course of dealing between Pledgor and Collateral Agent nor any failure to exercise, nor any delay in exercising, on the part of Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     17. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collateral Agent; provided that any consent by the Collateral Agent to any waiver, amendment, supplement or modification hereto shall be subject to Section 18 of the Intercreditor Agreement. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.
                                       12
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     18.  Notices.  All notices and communications hereunder shall be given in writing to the addresses and otherwise in accordance with the Credit Agreements.

     19. Irrevocable Authorization and Instruction to Issuers. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Collateral Agent in writing that
(a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that such Issuer shall be fully protected in so complying.

     20. Authority of Collateral Agent. The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Intercreditor Agreement but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for itself and the Secured Parties with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under obligation, or entitlement, to make any inquiry respecting such authority.

     21. Consent to Jurisdiction. The Pledgor hereby irrevocably consents to the personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York - County of New York, in any action, claim or other proceeding arising out of or any dispute in connection with this Pledge Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. The Pledgor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Collateral Agent or any Secured Party in connection with this Pledge Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner provided in the Credit Agreements. Nothing in this Paragraph 21 shall affect the right of the Collateral Agent or any Secured Party to serve legal process in any other manner permitted by Applicable Law or affect the right of the Collateral Agent or any Secured Party to bring any action or proceeding against the Pledgor or its properties in the courts of any other jurisdictions.

     22. Termination. This Agreement shall terminate and be of no further force and effect from and after repayment of the Secured Obligations and the permanent termination of the Commitments.
                                       13
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     23.  Waiver of Jury Trial.  NOTWITHSTANDING ANY OTHER PROVISION
CONTAINED HEREIN, IN THE EVENT ANY JUDICIAL PROCEEDING IS INSTITUTED IN CONNECTION WITH THIS PLEDGE AGREEMENT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COLLATERAL AGENT AND EACH SECURED PARTY BY THEIR ACCEPTANCE OF THIS PLEDGE AGREEMENT OR THE BENEFITS HEREOF AND THE PLEDGOR EACH HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     24. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                                       14
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     IN WITNESS WHEREOF, the undersigned has caused this Pledge
Agreement to be duly executed and delivered as of the date first above written.

(CORPORATE SEAL)                   WLR FOODS, INC.

                                   By:__/S/ Robert T. Ritter__
                                        Robert T. Ritter
                                        Vice President
                                       15
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                      ACKNOWLEDGMENT AND CONSENT

     Each Issuer of Pledged Stock referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Paragraph 5(c) of the Pledge Agreement. Each Subsidiary further agrees that the terms of Paragraph 9 of the Pledge Agreement shall apply to it with respect to all actions that may be required of it under or pursuant to or arising out of Paragraph 9 of the Pledge Agreement.


                              CASSCO ICE & COLD STORAGE, INC.

                              By:__/S/ Robert T. Ritter__
                                   Robert T. Ritter
                                   Vice President


                              WAMPLER FOODS, INC.

                              By:__/S/ Robert T. Ritter
                                   Robert T. Ritter
                                   Treasurer


                              WAMPLER SUPPLY COMPANY, INC.

                              By:__Robert T. Ritter__
                                   Robert T. Ritter
                                   Vice President


                              VALLEY RAIL SERVICE, INC.

                              By:__/S/ Robert T. Ritter__
                                   Robert T. Ritter
                                   Vice President
                                       16
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                              SCHEDULE I
                          To Pledge Agreement


                     DESCRIPTION OF PLEDGED STOCK

                             Subsidiaries

Issuer         Class of       Certificate No.          No. of
                Stock                                  Shares

Cassco Ice &   Common              1                   1000
Cold Storage

Wampler Foods, Common              1                   1000
Inc.

Wampler Supply Common              1-9                 6500
company, Inc.

Valley Rail    Common              1                   1000
Services, Inc.

                      PLEDGE AGREEMENT SUPPLEMENT

     PLEDGE AGREEMENT SUPPLEMENT, dated as of_____________,(the "Supplement"), made by WLR FOODS, INC., a corporation organized under the laws of the State of Virginia (the "Pledgor"), in favor of FIRST UNION NATIONAL BANK, a national banking association, as Collateral Agent (in such capacity, the "Collateral Agent"), under the Credit Agreements (as defined in the Pledge Agreement referred to below) for the benefit of itself and the Secured Parties (as so defined).

     1. Reference is hereby made to that Pledge Agreement, dated as of _________, 1998, made by the Pledgor in favor of the Collateral Agent (as amended, supplemented or otherwise modified as of the date hereof, the "Pledge Agreement"). This Supplement supplements the Pledge Agreement, forms a part thereof and is subject to the terms thereof. Terms defined in the Pledge Agreement are used herein as therein defined.

     2. The Pledgor hereby confirms and reaffirms the security interest in the Collateral granted to the Collateral Agent for the ratable benefit of itself and the Secured Parties under the Pledge Agreement, and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations and in order to induce the Secured Parties to make their Loans under the Credit Agreements, the Pledgor hereby delivers to the Collateral Agent, for the ratable benefit of itself and the Secured Parties, all of the issued and outstanding shares of capital stock of [INSERT NAME OF NEW SUBSIDIARY] (the "New Issuer") listed below, which stock, together with all stock certificates, options, or rights of any nature whatsoever which may be issued or granted by the New Issuer, is subject to the terms and conditions of the Pledge Agreement, as supplemented hereby, (the "Additional Pledged Stock"; as used in the Pledge Agreement as supplemented by this Supplement, "Pledged Stock" shall be deemed to include the Additional Pledged Stock) and hereby grants to the Collateral Agent, for the ratable benefit of itself and the Secured Parties, a security interest in the Additional Pledged Stock and all Proceeds thereof.

     3. The Pledgor hereby represents and warrants that the representations and warranties contained in Paragraph 4 of the Pledge Agreement are true and correct on the date of this Supplement with references therein to the "Pledged Stock" to include the Additional Pledged Stock, with references therein to the "Issuer" to include the New Issuer, and with references to the "Pledge Agreement" to mean the Pledge Agreement as supplemented by this Supplement.

     4. The Pledgor shall deliver to the Collateral Agent the Acknowledgment and Consent attached hereto duly executed by the New Issuer. The Additional Pledged Stock pledged hereby is as follows which Pledged Stock shall be deemed part of Schedule I thereto:

                     DESCRIPTION OF PLEDGED STOCK

Issuer              Class of       Certificate No.     No. of
                    Stock                              Shares

New Issuer



     5. The Pledgor hereby agrees to deliver to the Collateral Agent such certificates and other documents and take such other action as shall be reasonably requested by the Collateral Agent in order to effectuate the terms hereof and the Pledge Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed under seal and delivered as of the date first above written.



(CORPORATE SEAL)                        [NAME OF NEW ISSUER]

                                        By:__________________
                                        Name:________________
                                        Title:_______________
                                       19
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               ACKNOWLEDGMENT AND CONSENT OF NEW ISSUER

     The undersigned hereby acknowledges receipt of a copy of the foregoing Supplement and the Pledge Agreement referred to therein (the "Pledge Agreement"). The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

     1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Paragraph 5(c) of the Pledge Agreement.

     3. The Issuer further agrees that the terms of Paragraph 9 of the Pledge Agreement shall apply to it with respect to all actions that may be required of it under or pursuant to or arising out of Paragraph 9 of the Pledge Agreement.

(CORPORATE SEAL)                        [NAME OF NEW ISSUER]

                                        By:__________________
                                        Name:________________
                                        Title:_______________
                                       20
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